Exhibit 3.136

          I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “OHI ASSET (MI), LLC”, FILED IN THIS OFFICE ON THE TENTH DAY OF AUGUST, A.D. 2010, AT 2:09 O’CLOCK P.M.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
4858704 8100	AUTHENTICATION:	8165079

100816282	DATE:	08-11-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:09 PM 08/10/2010
FILED 02:09 PM 08/10/2010
SRV 100816282 - 4858704 FILE	CERTIFICATE OF FORMATION OF OHI ASSET (MI), LLC

          This Certificate of Formation of OHI Asset (MI), LLC, dated as of August 10, 2010, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, (6 Del.C. §§ 18-101, et seq.)

           FIRST.          The name of the limited liability company formed hereby is OHI Asset (Ml), LLC.

          SECOND.    The address of its registered office in the State of Delaware is c/o The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

           IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Mark E. Derwent
Mark E. Derwent
Authorized Person